Consent of Independent Auditors

The Board of Directors of Aetna Life Insurance and Annuity Company and Policyholders of Aetna Variable Life Account B:

We consent to the use of our reports dated February 4, 1997 and February 14, 1997 included herein in registration statement (File No. 333-27337) on Form S-6 and to the reference to our firm under "Independent Auditors" in the prospectus.

                                         /s/ KPMG Peat Marwick LLP

Hartford, Connecticut
December 8, 1997